                                   Exhibit 12


                       Dobson Communications Corporation
  Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to
             Combined Fixed Charges and Preferred Stock Dividends


                                                                                Year ended December 31,
                                                      -------------------------------------------------------------------
                                                          1997           1996         1995         1994           1993
                                                      ------------   -----------   ----------   ----------     ----------
Net income (loss)                                     $(16,734,085)  $(1,420,611)  $1,104,180   $  462,000     $  541,000
Extraordinary (gain) loss                                1,567,147       527,334            -     (228,278)             -
Accounting changes                                               -             -            -            -       (640,629)
Interest expense, net                                   27,257,794     6,476,576    3,823,305    2,925,695      2,276,269
Amortization of deferred financing                               -       267,000       87,859        6,415              -
Income tax provision (benefit)                          (3,287,740)     (410,795)     738,235      119,436        (78,774)
                                                      ------------   -----------   ----------   ----------     ----------
   Earnings                                           $  8,803,116   $ 5,439,504   $5,753,579   $3,285,268     $2,097,866

Interest expense                                      $ 27,257,794   $ 6,476,579   $3,823,305   $2,925,695     $2,276,269
Amortization of deferred financing                               -       267,000       87,859        6,415              -
                                                      ------------   -----------   ----------   ----------     ----------
   Fixed charges                                      $ 27,257,794   $ 6,743,579   $3,911,164   $2,932,110     $2,276,269

   Preferred dividends                                   2,603,362       849,137      591,300       83,388              -
                                                      ------------   -----------   ----------   ----------     ----------

Combined Fixed Charges and Preferred
 Stock Dividends                                      $ 29,861,156   $ 7,592,713   $4,502,464   $3,015,498     $2,276,269
                                                      ------------   -----------   ----------   ----------     ----------
                                                      ------------   -----------   ----------   ----------     ----------

Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends                      (1)           (2)         1.28         1.09            N/A
                                                      ------------   -----------   ----------   ----------     ----------
                                                      ------------   -----------   ----------   ----------     ----------


                                                      Nine months ended September 30,
                                                      -------------------------------
                                                           1998              1997
                                                      ------------      -------------
Net income (loss)                                     $(30,874,869)     $(12,187,756)
Extraordinary (gain) loss                                2,643,439         2,186,223
Accounting changes                                               -                 -
Interest expense, net                                   21,880,147        15,726,284
Amortization of deferred financing                               -                 -
Income tax provision (benefit)                          (4,864,070)         (498,758)
                                                      ------------      -------------
   Earnings                                           $(11,215,353)     $   5,225,993

Interest expense                                      $ 21,880,147      $  15,726,284
Amortization of deferred financing                               -                  -
                                                      ------------      -------------
   Fixed charges                                      $ 21,880,147      $  15,726,284

   Preferred dividends                                  16,748,786            727,646
                                                      ------------      -------------
Combined Fixed Charges and Preferred
 Stock Dividends                                      $ 38,628,933      $  16,453,930
                                                      ------------      -------------
                                                      ------------      -------------
Ratio of Earnings to Combined Fixed
 Charges and Preferred Stock Dividends                      (3)              (4)
                                                      ------------      -------------
                                                      ------------      -------------

(1) Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $21,058,040.
(2) Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $2,153,209.
(3) Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $49,844,286.
(4) Earnings were insufficient to cover combined fixed charges and preferred stock dividends by $11,227,937.